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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 30, 1995, except for the preferred stock conversion described in
Note 10, which is as of November 7, 1995, appearing on page F-1 of Stac, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/  PRICE WATERHOUSE LLP
-----------------------------------
     PRICE WATERHOUSE LLP


San Diego, California
October 30, 1996